Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Municipal Opportunity Fund, Inc.
33-42234, 811-06379


The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008, September 30, 2008 and additionally adjourned to October 28, 2008.

Voting results are as follows:

<c> Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the
fundamental policy relating to
insured/uninsured bonds.


   For
             38,593,073
                  10,215
   Against
               2,106,527
                    1,521
   Abstain
               1,657,725
                       440
   Broker Non-Votes
             10,204,329
                  10,266
      Total
             52,561,654
                  22,442



To approve the new fundamental policy
relating to tax-exempt securities.


   For
             39,115,864
                  10,375
   Against
               1,745,414
                    1,373
   Abstain
               1,496,047
                       428
   Broker Non-Votes
             10,204,329
                  10,266
      Total
             52,561,654
                  22,442

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007557.